UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BOTTOMLINE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bottomline Technologies, Inc.

325 Corporate Drive,

Portsmouth, New Hampshire 03801

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 8, 2022

February 25, 2022

These definitive additional materials (“Definitive Additional Materials”) amend and supplement the definitive proxy statement dated February 2, 2022 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about February 7, 2022, by Bottomline Technologies, Inc., a Delaware corporation (“Bottomline”, “we”, or “our”), for a special meeting of stockholders of Bottomline to be held on March 8, 2022 at 4:00 p.m. Eastern Time, at 325 Corporate Drive, Portsmouth, New Hampshire 03801. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger (“Merger Agreement”), dated December 16, 2021, by and among Bottomline, Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC), a Delaware limited liability company (“Parent”), and Project RB Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Bottomline (the “Merger”), and Bottomline will become a wholly owned subsidiary of Parent.

These Definitive Additional Materials have been filed by Bottomline with the Securities and Exchange Commission (the “SEC”) on February 25, 2022.

If any stockholders have not already submitted a proxy for use at the special meeting, they are urged to do so promptly. No action in connection with this supplement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have more questions about the Merger or how to submit their proxies or if any stockholders needs additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please call our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 687-1865

Banks & Brokers May Call Collect: (212) 750-5833

The information contained herein speaks only as of February 25, 2022 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Bottomline believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable laws; however to avoid the risk that lawsuits may delay or otherwise adversely affect the consummation of the proposed Merger and to minimize the expense of defending such action, Bottomline wishes to voluntarily make supplemental disclosures related to the proposed Merger, which are set forth below, in response to certain allegations. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

SUMMARY

Legal Proceedings Regarding the Merger

The disclosure under the section entitled “Summary – Legal Proceedings Regarding the Merger” is hereby amended and supplemented by adding the following language as a new paragraph between the third and the fourth paragraphs on page 7 of the Definitive Proxy Statement.

In addition, a purported stockholder of Bottomline has made a demand pursuant to Section 220 of the DGCL to inspect certain books and records of ours relating to the transactions contemplated by the Merger Agreement.

THE MERGER

Background of the Merger

The disclosure under the section entitled “The Merger – Background of the Merger” is hereby amended and supplemented by adding the following language as a new paragraph between the third and the fourth paragraphs on page 36 of the Definitive Proxy Statement.

On September 14, 2021, Mr. Eberle contacted the CEO of Party A with respect to the potential transaction that the CEO of Party A had described to Mr. Eberle on September 9, 2021. Mr. Eberle conveyed that the Board of Directors had determined to focus on opportunities that would produce greater value for shareholders of the Company at this time.

The disclosure under the section entitled “The Merger – Background of the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language and deleting the strikethrough language to the fifth paragraph on page 37 of the Definitive Proxy Statement.

Also on October 19, 2021, a representative of Party G informed Mr. Eberle that Party G was working on a written indication of interest with support from its investment committee and expressed confidence in Party G’s ability to enter into a definitive agreement for a transaction within three weeks. On October 20, 2021, the Company issued a press release announcing that, following engagement with stockholders Sachem Head and Clearfield, it had agreed to appoint three new directors to the Board of Directors, effective November 8, 2021. In addition, the Company announced that the Board of Directors had formed a new Strategy Committee responsible for evaluating and making recommendations with respect to the Company’s market position and strategy, acceleration of subscription revenue growth and opportunities to create additional stockholder value. The Strategy Committee was comprised of Philip J. Hilal, Larry A. Klane, Joseph L. Mullen, Paul H. Hough, Robert A. Eberle and Peter W. Gibson. The Strategy Committee was not empowered to accept or reject specific strategic proposals on behalf of the Company. The Company’s stock price traded up by more than 15% within the two trading days after ~~this announcement~~ the announcement of the formation of the Strategy Committee.

The disclosure under the section entitled “The Merger – Background of the Merger” is hereby amended and supplemented by adding the following bolded and double underlined language to the second full paragraph on page 38 of the Definitive Proxy Statement.

Between November 8, 2021 and December 4, 2021, the Company executed NDAs with seven private equity firms consistent with discussions with the Board of Directors, including the four private equity firms that had submitted written indications or expressions of interest and were discussed with the Board of Directors on October 26, 2021 (this included Thoma Bravo, which entered into an NDA on November 11, 2021, and Party B, which entered into an NDA on November 8, 2021, Party D, which entered into an NDA on November 10, 2021, and Party F, which entered into an NDA on December 4, 2021). All seven of the NDAs included standstill provisions which would automatically terminate upon announcement by the Company of an acquisition transaction, and each of these standstill provisions permitted the counterparty to make confidential proposals to the Board of Directors. None of the strategic parties with whom the Company or its representatives had contact (whether before or after the October 26, 2021 meeting of the Board of Directors) entered into an NDA with the Company and, except for the discussions with Party A described above, all of these strategic parties either expressed a lack of interest in pursuing an acquisition of the Company or failed to respond following outreach.

Opinion of Bottomline’s Financial Advisor

The disclosure under the section entitled “The Merger – Opinion of Bottomline’s Financial Advisor – Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the following bolded and double underlined language to the second full paragraph on page 49 of the Definitive Proxy Statement.

In performing the discounted cash flow analysis, Deutsche Bank applied a range of discount rates of 9.00% to 10.00% to the sum of (i) unlevered free cash flows estimated to be generated by the Company for the fiscal years 2022 to 2031, as calculated based on financial forecasts and data provided by the Company’s management and (ii) estimated terminal values of the Company, as calculated using perpetuity growth rates ranging from 2.50% to 3.50% based on financial forecasts and data provided by the Company’s management. For purposes of its analysis, Deutsche Bank calculated unlevered free cash flow as (a) adjusted earnings before interest, taxes, depreciation and amortization (which we refer to as “Adjusted EBITDA”), less (b) capital expenditures, less (c) stock based compensation, less (d) cash taxes, plus (e) increase (decrease) in deferred revenue, and less (f) increase (decrease) in working capital, in each case as provided to Deutsche Bank by the Company’s management.

The disclosure under the section entitled “The Merger – Opinion of Bottomline’s Financial Advisor – Analysis of Selected Publicly Traded Companies” is hereby amended and supplemented by adding the following bolded and double underlined language to the table on page 50 of the Definitive Proxy Statement:

Company	Implied Enterprise Value ($ in millions)	EV / EBITDA (2022E)	EV / Revenue (2022E)
Bank / Payment Technology
Temenos AG	10,729	21.4x	9.9x
Jack Henry & Associates, Inc.	11,914	19.7x	6.1x
Fidelity National Information Services Inc.	84,299	12.3x	5.6x
Global Payments Inc.	46,080	11.0x	5.4x
Fiserv, Inc.	91,191	12.9x	5.5x
ACI Worldwide Inc.	4,981	12.1x	3.5x
B2B Payments
Repay Holdings, Inc.	1,979	15.9x	7.0x
Edenred SE	12,463	14.7x	6.1x
FLEETCOR Technologies, Inc.	22,169	12.7x	7.1x
WEX, Inc.	8,570	9.4x	4.1x
Bill.com Holdings Inc..	27,077	n/a*	42.1x
Paymentus Holdings, Inc.	3,355	n/a*	6.9x
Esker SA	2,111	n/a*	12.7x
BTRS Holdings, Inc.	1,010	n/a*	6.6x
AvidXchange Holdings, Inc.	3,189	n/a*	10.8x

*	Multiples that are negative or above 40.0x for EBITDA are considered not meaningful.

The disclosure under the section entitled “The Merger – Opinion of Bottomline’s Financial Advisor – Analysis of Selected Publicly Traded Companies” is hereby amended and supplemented by adding the following bolded and double underlined language and deleting the strikethrough language in the first full paragraph below the table on page 50 of the Definitive Proxy Statement:

Based on Deutsche Bank’s professional judgment and ~~in part upon~~ the EV/EBITDA and EV/Revenue multiples of the selected companies described above ~~and taking into account their professional judgment and experience~~, Deutsche Bank calculated ranges of estimated implied value per share of Bottomline’s common stock by:

The disclosure under the section entitled “The Merger – Opinion of Bottomline’s Financial Advisor – Analysis of Selected Precedent Transactions” is hereby amended and supplemented by adding the following bolded and double underlined language to the table on page 51 of the Definitive Proxy Statement:

Month and Year Announced	Target/Acquiror	Total Enterprise Value ($ in millions)	TEV/ LTM EBITDA
March 2021	Itiviti / Broadridge	2,521	25.0x
December 2020	Realpage, Inc. / Thoma Bravo	10,157	32.4x
November 2020	Nets A/S / Nexi	6,962	15.7x
October 2020	Avaloq / NEC	2,241	23.7x
October 2020	SIA / Nexi	5,545	16.8x
August 2020	Ellie Mae / Intercontinental Exchange	11,000	23.4x
July 2020	Majesco / Thoma Bravo	674	37.5x
February 2020	Ingenico / Worldline	9,887	14.7x
May 2019	Total System Services / Global Payments Network	25,087	18.0x
March 2019	Worldpay / Fidelity National Information Services	41,355	21.8x
January 2019	First Data Corp / Fiserv	39,113	12.0x
November 2018	Apptio / Vista	1,845	n/a*
April 2018	Fidessa / ION	1,994	21.8x

* Multiples that are negative or above 40x for EBITDA are considered not meaningful.

The disclosure under the section entitled “The Merger – Opinion of Bottomline’s Financial Advisor – Analysis of Selected Precedent Transactions” is hereby amended and supplemented by adding the following bolded and double underlined language and deleting the strikethrough language in the first full paragraph below the table and above the heading “Additional Informational Analysis” on page 51 of the Definitive Proxy Statement:

Based on Deutsche Bank’s professional judgment and ~~upon~~ the results of the selected precedent transactions analysis, Deutsche Bank calculated ranges of estimated implied value per share of Bottomline’s common stock by applying multiples of TEV/EBITDA of 20.0x to 24.0x to the Company’s management estimates of last twelve months Adjusted EBITDA, resulting in a range of implied values of $42.49 to $51.01 per share of Bottomline’s common stock.

The disclosure under the section entitled “The Merger – Opinion of Bottomline’s Financial Advisor – Additional Informational Analysis” is hereby amended and supplemented by adding the following bolded and double underlined language and deleting the strikethrough language in the last paragraph on page 51 of the Definitive Proxy Statement:

Wall Street Price Targets

Deutsche Bank reviewed the stock price targets for Bottomline’s common stock in several recently published, publicly available research analysts’ reports, which indicated low and high stock price targets ranging from $50.00 to ~~$57.21~~ $57.50 per share. Such range excluded publications after December 9, 2021, the date Bloomberg reported that the Company was exploring a sale, to reflect unaffected stock price targets from research analysts.

The disclosure under the section entitled “The Merger – Opinion of Bottomline’s Financial Advisor – Additional Information” is hereby amended and supplemented by adding the following bolded and double underlined language to the second full paragraph on page 53 of the Definitive Proxy Statement:

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche

Bank AG, which, together with its affiliates, are referred to in this proxy statement as the DB Group. One or more members of the DB Group have, from time to time, provided, and are currently providing, commercial banking (including extension of credit) and other financial services to Parent or its affiliates for which they have received, and in the future may receive, compensation, including the following for which DB Group received aggregate fees of approximately €10 million to €25 million: (i) acting as joint arranger for an entity affiliated with Thoma Bravo, L.P., an affiliate of Parent, on a debt financing transaction in February 2019, (ii) acting as joint bookrunner for an entity affiliated with Thoma Bravo, L.P. and lender on a debt financing transaction in November 2020, (iii) receiving deferred fees from an entity affiliated with Thoma Bravo, L.P. in June 2021 in connection with a SPAC initial public offering and (iv) acting as joint bookrunner for an entity affiliated with Thoma Bravo, L.P. on debt financing transactions in October 2020 and January, March, April, May and September 2021. In the past two years, the DB Group has not provided investment and commercial banking services to the Company. In addition, the DB Group may also provide investment and commercial banking services to Parent and the Company in the future, for which Deutsche Bank would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Legal Proceedings Regarding the Merger

The disclosure under the section entitled “The Merger – Legal Proceedings Regarding the Merger” is hereby amended and supplemented by adding the following language as a new paragraph between the third and fourth paragraphs on page 73 of the Definitive Proxy Statement:

In addition, a purported stockholder of Bottomline has made a demand pursuant to Section 220 of the DGCL to inspect certain books and records of ours relating to the transactions contemplated by the Merger Agreement.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed transaction between Bottomline and Thoma Bravo, Bottomline has filed with the SEC and sent to Bottomline’s stockholders a Definitive Proxy Statement. The Definitive Proxy Statement filed on February 2, 2022 was first mailed on or about February 7, 2022. Bottomline may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Definitive Proxy Statement or any other document which Bottomline may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC by Bottomline through the website maintained by the SEC at www.sec.gov. If you would like to request documents from Bottomline, please do so as soon as possible, to receive them before the special meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.investors.bottomline.com. The information included on our website is not incorporated by reference into these Definitive Additional Materials.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Bottomline Technologies, Inc.

Attn: Corporate Secretary

325 Corporate Drive,

Portsmouth, New Hampshire 03801

(603) 436-0700

FORWARD-LOOKING STATEMENTS

These Definitive Additional Materials and any document referred to in these Definitive Additional Materials contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Bottomline’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Bottomline and Thoma Bravo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Bottomline’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Bottomline’s business and general economic conditions; (iii) Bottomline’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Bottomline’s business, including current plans and operations; (vii) the ability of Bottomline to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Bottomline’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Bottomline operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Bottomline’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Bottomline’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Bottomline’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in these Definitive Additional Materials. While the list of factors presented here, and the list of factors presented in these Definitive Additional Materials are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Bottomline’s financial condition, results of operations, or liquidity. Bottomline does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.